WEINBERG & COMPANY, PA
                              Town Executive Center
                           6100 Glades Road, Suite 314
                            Boca Raton, Florida 33434


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form SB-2 of Alpine Entertainment, Inc. our report for the years ended December 31, 1998 and 1997 dated June 6, 1999 relating to the financial statements of Alpine Pictures International, Inc. which appear in such Form SB-2.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
July 7, 1999